EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Scott Epperson, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the GS Mortgage Securities Trust 2013-GCJ16 (the “Exchange Act periodic reports”);

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Wells Fargo Bank, National Association, as Master Servicer, Rialto Capital Advisors, LLC, as Special Servicer, U.S. Bank National Association, as Trustee prior to October 17, 2022, U.S. Bank Trust Company, National Association, as Trustee on and after October 17, 2022, U.S. Bank National Association, as Certificate Administrator prior to October 17, 2022, U.S. Bank Trust Company, National Association, as Certificate Administrator on and after October 17, 2022, U.S. Bank National Association, as Custodian, Park Bridge Lender Services LLC, as Operating Advisor, CoreLogic Solutions, LLC, as Servicing Function Participant, Wells Fargo Bank, National Association, as Primary Servicer for the Walpole Shopping Mall Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the Walpole Shopping Mall Mortgage Loan, U.S. Bank National Association, as Trustee for the Walpole Shopping Mall Mortgage Loan prior to December 5, 2022, U.S. Bank Trust Company, National Association, as Trustee for the Walpole Shopping Mall Mortgage Loan on and after December 5, 2022, Citibank, N.A., as Custodian for the Walpole Shopping Mall Mortgage Loan, Situs Holdings, LLC, as Operating Advisor for the Walpole Shopping Mall Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Walpole Shopping Mall Mortgage Loan, U.S. Bank National Association, as Servicing Function Participant for the Walpole Shopping Mall Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer (with respect to the obligation to make property protection and mortgage payment advances) for the Miracle Mile Shops Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer (except with respect to the obligation to make property protection and mortgage payment advances) for the Miracle Mile Shops Mortgage Loan, LNR Partners, LLC, as Special Servicer for the Miracle Mile Shops Mortgage Loan, U.S. Bank National Association, as Trustee for the Miracle Mile Shops Mortgage Loan prior to October 17, 2022, U.S. Bank Trust Company, National Association, as Trustee for the Miracle Mile Shops Mortgage Loan on and after October 17, 2022, Wells Fargo Bank, National Association, as Custodian for the Miracle Mile Shops Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Miracle Mile Shops Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Miracle Mile Shops Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Miracle Mile Shops Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Related Home Depot Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the Related Home Depot Mortgage Loan, U.S. Bank National Association, as Trustee for the Related Home Depot Mortgage Loan prior to October 17, 2022, U.S. Bank Trust Company, National Association, as Trustee for the Related Home Depot Mortgage Loan on and after October 17, 2022, Wells Fargo Bank, National Association, as Custodian for the Related Home Depot Mortgage Loan, Trimont Real Estate Advisors, LLC (f/k/a TriMont Real Estate Advisors, Inc.), as Trust Advisor for the Related Home Depot Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Related Home Depot Mortgage Loan, and Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Home Depot Mortgage Loan.

Dated: March 27, 2023

/s/ Scott Epperson

Scott Epperson

Chief Executive Officer
(senior officer in charge of securitization of the depositor)